EXHIBIT 10.25


                              CONSULTING AGREEMENT

          CONSULTING AGREEMENT, dated as of March 4, 1998, by and between LogiMetrics, Inc. (the "Company"), a Delaware corporation, and Kenneth C. Thompson (the "Consultant").

                              W I T N E S S E T H:

          WHEREAS, the Consultant has had extensive experience as an executive officer of companies involved in the manufacturing of telecommunications products and systems; and

          WHEREAS, the Company wishes to retain the Consultant's services and the Consultant desires to provide his services to the Company upon the terms set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

          Section 1. Consulting Services. During the term of this Agreement (which commenced August 1, 1997), the Consultant shall render to the Company, its subsidiaries and affiliates, such consulting services relating to the Company, its subsidiaries and affiliates as may be reasonably requested by the Chief Executive Officer or the Chief Operating Officer from time to time (the "Consulting Services"). Such Consulting Services may include, but shall not be limited to, advice and assistance in connection with strategy and business plan development, strategic and other alliances, technology developments and trends, governmental relations, financial planning and other matters relating to the conduct of the business of the Company and its subsidiaries and affiliates. Consulting Services may be rendered in person at the offices of the Company, or any of its subsidiaries or affiliates, at some other mutually agreeable place, by telephone or by correspondence. Except as otherwise agreed between the parties hereto, the Consultant will not be obligated to render Consulting Services hereunder on more than 10 days in any month. Consulting Services will be provided by the Consultant personally and, without the prior written consent of the Company, the Consultant shall not subcontract or delegate to any other person or entity the performance of any such Consulting Services.

          Section 2. Consulting Fees. In consideration of the Consulting Services previously provided by the Consultant hereunder through December 31, 1997, the Company has previously paid the Consultant a total of $47,100 in cash, receipt of which is hereby acknowledged. In addition, the Consultant shall be entitled to receive monthly payments of up to $12,000 per month for Consulting Services to be rendered through April 30, 1998. In addition to such cash payments, the Company also shall issue to the Consultant on the date hereof 108,000 duly authorized, validly issued, fully paid and non-assessable shares of its Common Stock, par value $.01 per share (the "Common Stock") (together with such cash fees, the "Consulting Fee"). In no event shall any portion of the Consulting Fee be refundable in the event of the termination of this Agreement for any reason, with or without cause, including, without limitation, as a result of the Consultant's death, permanent disability; or other inability to perform the Consulting Services.

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          The  Consultant  acknowledges  that the  shares of Common  Stock to be issued to him hereunder (collectively, the "Consulting Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), or any State securities laws and, therefore, may not be resold or transferred by the Consultant unless they are subsequently registered under the Act and applicable State securities or "Blue Sky" laws or exemptions from such registration are available. No sale or other transfer of the Consulting Shares may be made without the Company's consent unless (i) the offer and sale of the Consulting Shares has been registered under the Act and applicable State securities or "Blue Sky" laws, or (ii) the offer and sale of the Consulting Shares is exempt under the Act and such laws and the Company has received an opinion of counsel (in form and substance reasonably satisfactory to the Company) to that effect. Further, the Consultant acknowledges that a legend summarizing the restrictions described above will be placed on the certificates representing the Consulting Shares.

          In addition to the payment of the Consulting Fee, the Company will reimburse the Consultant for all out-of-pocket expenses reasonably and necessarily incurred by the Consultant in connection with the provision of Consulting Services hereunder; provided that the Company has approved such expenses in advance. The Consultant's right to reimbursement of such expenses is hereby expressly conditioned on the Company's receipt of appropriate documentation of such expenses so as to preserve any claim of deductibility of such expenses by the Company for Federal income tax purposes. Approved expenses shall be reimbursed promptly upon receipt of all required documentation.

          Section 3. Termination. This Agreement may be terminated by either party hereto upon not less than 30 days' prior written notice to the other party. In addition, this Agreement shall terminate immediately upon the earlier to occur of (i) death of the Consultant, or (ii) the Consultant's becoming incapable, in the reasonable judgment of the Company, of performing the Consulting Services to be provided by him hereunder. This Agreement will expire on March 31, 1998, unless otherwise extended in writing by mutual agreement of the parties hereto.

          Section 4. Status of Consultant. The Consultant shall be an independent contractor with respect to the Consulting Services to be rendered hereunder. The Consultant shall not be considered as having employee status with the Company or its subsidiaries or affiliates and shall not be entitled to participate in any of the employee benefit and/or welfare plans maintained by the Company, its subsidiaries or its affiliates. Subject to the provisions of
Section 5 below, the Consultant's engagement hereunder shall not preclude the Consultant's employment by another person or entity on either a part-time or full-time basis.

          Section     5.     Confidentiality     Covenant;     Non-solicitation;
Non-competition.

          (a) The Consultant recognizes that during the course of performing Consulting Services hereunder the Consultant will have access to and will acquire confidential and proprietary information relating to the Company, its subsidiaries and affiliates (the "Proprietary Information"). The Consultant acknowledges that the Proprietary Information has been and will continue to be of critical importance to the business and operations of the Company, its subsidiaries and affiliates. Accordingly, the Consultant shall use such

Proprietary Information only in connection with the provision of Consulting Services hereunder and shall not, without the express prior written consent of the Company, directly or indirectly disclose any Proprietary Information to any other person or use any such Proprietary Information, either directly or indirectly, for his benefit or for the benefit of any third party. Upon any termination or expiration of this Agreement, the Consultant shall return to the Company all Proprietary Information provided to the Consultant by the Company, its subsidiaries or affiliates and shall destroy all other Proprietary Information then in his possession or subject to his control and shall certify such destruction to the Company. Under no circumstances shall the Consultant retain any copies of materials containing Proprietary Information, or any documents, notes, memoranda, studies, analyses or other material reduced to a tangible form containing Proprietary Information. The Consultant's obligations under this Section 5(a) shall survive any termination or expiration of this Agreement forever.

          The term "Proprietary  Information" does not include information which
(i) is or becomes generally available to the public (other than as a result of a disclosure by the Consultant or a representative of the Consultant), (ii) becomes available to the Consultant on a non-confidential basis from a source other than the Company or one of its representatives which the Consultant reasonably believes is entitled to disclose it, or (iii) was already in the Consultant's possession on a non-confidential basis prior to its disclosure to the Consultant by the Company or one of its representatives.

          (b) During the term of this Agreement and for one year thereafter, the Consultant shall not, without the express prior written consent of the Company, directly or indirectly, (i) solicit or assist any third party in soliciting for employment any technical, engineering or managerial employee employed by the Company, its subsidiaries or affiliates (collectively, "Employees"), or (ii) employ, attempt to employ or materially assist any third party in employing or attempting to employ any Employee. The Consultant's obligations under this
Section 5(b) shall survive any termination or expiration of this Agreement.

          (c) During the term of this Agreement, the Consultant shall not, without the express prior written consent of the Company, directly or indirectly, any where in the world (x) engage in the design, manufacture, assembly, sale, maintenance or servicing of wireless telecommunications transmitting and receiving equipment or components thereof (collectively, a "Competing Business"), or (y) serve as an officer, director, employee, partner, member, manager or consultant to or beneficially own any equity interest (other than an interest of less than 2% of the outstanding voting power of any publicly traded company) in any Competing Business. The Consultant's obligations under this Section 5(c) shall survive any termination or expiration of this Agreement.

          (d) The Consultant acknowledges that, in the event of any breach of this Section 5 by him, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the Company, in addition to any other remedy to which it may be entitled, shall be entitled to temporary, preliminary and permanent injunctive relief to prevent breaches of the provisions of this Section 5 and to compel specific performance of the provisions hereof. The Company shall not be required to post a bond or other security in connection with the granting of any such relief. These remedies shall not be deemed to be exclusive remedies for a violation of this Agreement but shall be in addition to all other remedies available to the Company at law or in equity.

          Section 6. Ownership of Works. The Consultant acknowledges and confirms that all Works (as defined below) to be supplied by or on behalf of the Consultant to the Company will be prepared or supplied by the Consultant for, and at the instigation and under the direction of, the Company and that the Works are, at all times are intended to be, and shall be deemed to be "works made for hire" (as that term is used in the United States copyright laws) made in the course of the services rendered by the Consultant to the Company. To the extent that title to any such Works may not, by operation of law, vest in the Company or may not be considered "works made for hire," the Consultant hereby assigns, grants and delivers all of his right, title and interest of every kind and nature whatsoever in and to the Works (and all copies and versions thereof) to the Company. The Company shall have the exclusive right to apply for, obtain and hold patent, copyright, trademark and/or service mark registrations (including renewals and extensions thereof) or any other protection for the Works. The Consultant will, without further consideration, at any time (during or after the term of this Agreement), sign any documents or instruments that the Company requests to (i) establish the Company's ownership of the Works and (ii) apply for and obtain patent, copyright, service mark and trademark registrations in the U.S. and foreign countries. The Consultant will assist the Company, without further consideration, in obtaining, defending and enforcing the Company's rights in all of the Works. All Works provided or to be provided to the Company by the Consultant or on his behalf shall bear an appropriate copyright or other appropriate notice indicating ownership thereof by the Company.

          As used in this Agreement, "Works" means all copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by or for the Consultant during the course of performing the Consulting Services (including, but not limited to, design concepts, plans and schematics, engineering drawings, manufacturing plans, models, demonstrators, business plans, marketing and sales plans, customer lists, lists of potential contacts, reports and notes prepared by or for the Consultant, all other documentation developed for or specifically relating to the Consulting Services to be rendered hereunder), all of the subject matter contained in any of the foregoing, and all of the Company's source documents, stored data and other information relating thereto.

          The Consultant (i) acknowledges that the Consultant has or will have no claim to any ownership or other interest in the Works, (ii) hereby waives any "artist's rights" or "moral rights" he may have to the Works, and (iii) acknowledges that the Company shall have the exclusive right (forever and throughout the world) to use and exploit the Works throughout the world in perpetuity as it sees fit (including the right to publish or broadcast the Works in any media, or license others to do so) all without further obligation or compensation to the Consultant.

          The Consultant represents and warrants that all Works created by or for him will not contain or violate any intellectual property rights of any other person or entity.

          Section 7. Representations. The Consultant represents and warrants to the Company that (i) he has full power and authority to enter into this Agreement and to perform the services provided for hereunder; (ii) the performance of the services does not, and will not, violate any law, rule, regulation, judgment or order of any court binding on him and does not, and will not, in any way violate or conflict with any agreement, understanding or arrangement to which he is a party or by which he may be bound; (iii) he is not in any way precluded from performing the services provided for hereunder; (iv) this Agreement is a valid and binding Agreement of the Consultant, enforceable against him in accordance with its terms; and (v) he is acquiring the Consulting Shares for his own account for investment only and not for or with a view to resale or distribution thereof in violation of the Act; he has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Consulting Shares; and he has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

          Section 8. Severability. The invalidity of any portion hereof shall not effect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law.

          Section 9. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns. This Agreement is personal to the Consultant and may not be assigned by the Consultant without the Company's prior written consent. Any assignment or purported assignment by the Consultant in violation of this Section 9 shall be null and void.

          Section 10. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied agreements and understandings among the parties with respect to such matters.

          Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the choice of law principles thereof.

          Section 12. Amendment and Modifications. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

          Section 13. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given which so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

                 If to the Company:        LogiMetrics, Inc.
                                            50 Orville Drive
                                            Bohemia, New York 11803
                                            Telephone:  (516) 784-4110
                                            Facsimile:  (516) 784-4130
                                            Attention:   Mr. Norman M. Phipps


                  If to Consultant: Kenneth C. Thompson
                                            10114 Waterbrook Lane
                                            Charlotte, North Carolina 28277
                                            Telephone:  (704) 844-0947
                                            Facsimile   (704) 844-0947

or at such other addresses as shall be furnished in writing to the other party hereto.

          Section 14. Titles and Headings. The headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                          LOGIMETRICS, INC.


                                          By:  /s/Norman M.Phipps
                                               _________________________________
                                               Name:   Norman M. Phipps
                                               Title:  President and Chief
                                                       Operating Officer



                                               /s/Kenneth C. Thompson
                                               _________________________________
                                               Kenneth C. Thompson